EXHIBIT (8)(g)(1)
Amendment No. 5 to Participation Agreement (MFS)

AMENDMENT NO. 5 TO PARTICIPATION AGREEMENT
     Pursuant to the Participation Agreement, made and entered into as of the 29th day of November 1996, as amended, by and among MFS® Variable Insurance TrustSM, ML Life Insurance Company of New York, and Massachusetts Financial Services Company, the parties hereby agree to an amended Schedule A as attached hereto.
     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 5 to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. The Amendment shall take effect as of October 5, 2001.

ML LIFE INSURANCE COMPANY OF NEW YORK
By its authorized officer,

By:	/s/ Barry G. Skolnick
Title:	Senior Vice President and General Counsel
Date:

MFS® VARIABLE INSURANCE TRUSTSM
By its authorized officer,

By:	/s/ [ILLEGIBLE]
Title:	Assistant Secretary
Date:

MASSACHUSETTS FINANCIAL SERVICES COMPANY
By its authorized officer,

By:	/s/ [ILLEGIBLE]
Title:	Senior Executive Vice President
Date:

As of October, 2001
SCHEDULE A
ACCOUNTS, POLICIES AND PORTFOLIOS
SUBJECT TO THE PARTICIPATION AGREEMENT

Name of Separate
Account and Date	Policies Funded	Portfolios
Established by Board of Directors	by Separate Account	Applicable to Policies
ML of New York Variable	Merrill Lynch Retirement Plus	MFS Emerging Growth Series
Annuity Separate		MFS Research Series
Account A
(8/14/91)	Merrill Lynch Retirement Power	MFS Emerging Growth Series
	Merrill Lynch Retirement Optimizer	MFS Investors Trust Series
(formerly MFS Growth With Income Series)

ML of New York	Merrill Lynch Investor Life	MFS Emerging Growth Series
Variable Life Separate Account II	Merrill Lynch Investor Life Plus	MFS Research Series
(12/4/91)	Merrill Lynch Estate Investor I
Merrill Lynch Estate Investor II

	Merrill Lynch Legacy Power	MFS Emerging Growth Series
MFS Investors Trust Series
(formerly MFS Growth With Income Series)

ML of New York	Prime Plan I, II, III, IV, V, VI, 7	MFS Emerging Growth Series
Variable Life Separate Account	Prime Plan Investor	MFS Research Series
(11/19/90)	Directed Life, Directed Life 2